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                                                                      Exhibit 23

              [Letterhead of Deloitte & Touche Brightman Almagor]

Date: 26 March, 2001
Our ref: 560401

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, NY 10105

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As the independent public accountants of AM-HAL LTD, we hereby consent to the incorporation of our report, included in Form 10K, into the Company's previously filed Registration Statement (Files No. 333-61895, and No. 333-55970).


/s/ Brightman, Almagor & Co.
Brightman, Almagor & Co.
Certified Public Accountants